                                                                     Exhibit 5.1


             [PAUL, WEISS, RIFKIND, WHARTON & GARRISON LETTERHEAD]



                                      June 1, 1998





Big City Radio, Inc.
Big City Radio-LA, L.L.C.
Big City Radio-CHI, L.L.C.
Big City Radio-NYC, L.L.C.
WRKL Rockland Radio, L.L.C.
Odyssey Traveling Billboards, Inc.
11 Skyline Drive
Hawthorne, NY 10532


              Registration Statement on Form S-4 (File No. 333-52549)
              -------------------------------------------------------

Ladies and Gentlemen:

          In connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Big City Radio, Inc., a Delaware corporation (the "Company"), Big City Radio-LA, L.L.C., a Delaware limited liability company, Big City Radio-CHI, L.L.C, a Delaware limited liability company, Big City Radio-NYC, L.L.C., a Delaware limited liability company, WRKL Rockland Radio, L.L.C., a Delaware limited liability company, and Odyssey Traveling Billboards, a Delaware

Big City Radio, Inc.                                                           2


corporation (collectively, the "Subsidiary Guarantors"), with the Securities and Exchange Commission (the "SEC") today under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under it, we have been requested to render our opinion as to the legality of the securities being registered under the Act. The Registration Statement relates to the registration under the Act of the Company's 111/4% Senior Discount Notes due 2005 (the New Notes") and the guarantees of the New Notes by the Subsidiary Guarantors (the "Subsidiary Guarantees"). The New Notes are to be offered in exchange for the Company's outstanding 111/4% Senior Discount Notes due 2005 (the "Existing Notes") issued and sold by the Company on March 17, 1998 in an offering exempt from registration under the Act. The New Notes will be issued by the Company in accordance with the terms of the Indenture (the "Indenture"), dated as of March 17, 1998, among the Company, the Subsidiary Guarantors and U.S. Bank Trust National Association (formerly known as First Trust National Association), as trustee (the "Trustee"). Capitalized terms used in this opinion and not otherwise defined shall have the respective meanings ascribed to them in the Registration Statement.

          In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

          (i)  the Registration Statement (including its exhibits);

Big City Radio, Inc.                                                           3


          (ii) the Indenture included as Exhibit 4.2 to the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997 and incorporated by reference into the Registration Statement;

          (iii) the proposed form of the New Notes included as Exhibit 4.3 to the Registration Statement; and

          (iv) the Exchange and Registration Rights Agreement, dated as of March 17, 1998, among the Company, the Subsidiary Guarantors and the Initial Purchasers (the "Registration Rights Agreement"), included as exhibit 10.12 to the Company's Annual Report on form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference into the Registration Statement.

          In addition, we have examined: (i) corporate and limited liability company records of the Company and the Subsidiary Guarantors as we have considered appropriate; and (ii) other certificates, agreements and other documents as we deemed relevant and necessary as a basis for the opinions expressed below.

          In our examination of the documents and in rendering the opinions set forth below, we have assumed without independent investigation (i) the due organization and valid existence of each of the Company and the Subsidiary Guarantors under the laws of its jurisdiction of organization, (ii) the enforceability of the Documents against each party to them (other than the Company and the Subsidiary Guarantors), (iii) the necessary power and authority of each of the Company and the

Big City Radio, Inc.                                                           4


Subsidiary Guarantors to execute, deliver and perform its obligations under each of the Documents to which it is a party, (iv) the due authorization, execution and delivery by each of the Company and the Subsidiary Guarantors of each of the Documents to which it is a party, (v) that the authorization, execution and delivery by each of the Company and the Subsidiary Guarantors of each Document to which it is a party and the consummation by each of the Company and the Subsidiary Guarantors of the transactions contemplated by them do not violate or result in a breach of or default under the party's charter documents, operating agreements or other organizational documents, as the case may be, (vi) that the New Notes will be substantially issued as described in the Registration Statement and in the form reviewed by us and that any information omitted from the form will be properly added, (vii) the genuineness of all signatures,
(viii) the legal capacity of all individuals who have executed any of the documents which we examined, (ix) the authenticity of all documents submitted to us as originals, (x) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents and (xi) the authenticity of all the latter documents.

          In expressing the opinions set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company and the Subsidiary Guarantors made in the Documents and upon certificates of public officials and officers of the Company and the Subsidiary Guarantors.

Big City Radio, Inc.                                                           5



          Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

                 (a) When issued, authenticated and delivered in accordance with the terms of the Indenture and against exchange for the Existing Notes in accordance with the terms set forth in the Registration Rights Agreement, the New Notes will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and

                 (b) When issued, authenticated and delivered in accordance with the terms of the Indenture and against exchange for the Existing Guarantees in accordance with the terms set forth in the Registration Rights Agreement, the New Guarantees will be legal, valid and binding obligations of each of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.

          The foregoing opinions are subject to the following assumptions and qualifications:

                 (a) enforceability of the Indenture, the New Notes and the New Guarantors may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Big City Radio, Inc.                                                           6



          Our opinion expressed above is limited to the laws of the State of New York, the federal laws of the United States, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under them, that are currently in effect.

          We consent to the use of our name in the Registration Statement and in the prospectus contained in it as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated under it.


                              Very truly yours,

                    /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON